As filed with the Securities and Exchange Commission on June 10, 2002
                           Registration No. 333-74710

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                     to the
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            GEORGIA BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                Georgia                                   6021
      (State or other jurisdiction                (Primary Standard
     of incorporation or organization)    Industrial Classification Code Number)


                                   58-2646154
                      (I.R.S. Employer Identification No.)

                              2008 Highway 54 West
                           Fayetteville, Georgia 30214
                                 (770) 631-1114

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       -----------------------------------

                              Ira P. Shepherd, III
                             Chief Executive Officer
                              2008 Highway 54 West
                           Fayetteville, Georgia 30214
                                 (770) 631-1114

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       -----------------------------------

      Copies of all communications, including copies of all communications sent to agent for service, should be sent to:



Ira P. Shepherd, III, President & CEO Neil E. Grayson, Esq.
Georgia Bancshares, Inc.              Nelson Mullins Riley & Scarborough, L.L.P.
2008 Highway 54 West                  999 Peachtree Street, NE
Fayetteville, Georgia 30214           Suite 1400, First Union Plaza
Phone: (770) 631-1114                 Atlanta, Georgia 30309
Facsimile: (770) 631-1765             Phone: (404) 817-6000
                                      Facsimile: (404) 817-6224


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

         The Registrant's offering was terminated on April 30, 2002. An aggregate of 497,230 shares of Common Stock were issued in the offering. The remaining 302,770 shares of Common Stock are hereby deregistered. There were no warrants in the offering to hereby deregister.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Georgia, on June 10, 2002.

                                      GEORGIA BANCSHARES, INC.


                                      By:  /s/  Ira P. Shepherd, III
                                         ---------------------------------------
                                         Ira P. Shepherd, III
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature                                            Title                         Date
---------                                            -----                         ----

/s/ Ira P. Shepherd, III                             President, Chief Executive June 10, 2002
------------------------------------                 Officer, and Director
Ira P. Shepherd, III


     /s/ *                                           Chief Financial Officer    June 10, 2002
--------------------------------------------
Clyde A. McArthur


     /s/ *                                           Director                   June 10, 2002
--------------------------------------------
Arlie C. Aukerman


     /s/ *                                           Director, Vice Chairman    June 10, 2002
--------------------------------------------         of the Board
Joseph S. Black


     /s/ *                                           Director, Executive Vice   June 10, 2002
--------------------------------------------         President
Rick A. Duncan


     /s/ *                                           Director, Secretary        June 10, 2002
--------------------------------------------
Dale K. Geeslin


     /s/ *                                           Director, Executive Vice   June 10, 2002
--------------------------------------------         President
Malcolm R. Godwin




                   (Signatures continued from previous page)


     /s/ *                                           Director                   June 10, 2002
--------------------------------------------
W. Robert Hancock


     /s/ *                                           Director                   June 10, 2002
--------------------------------------------
Vincent M. Rossetti


    /s/ *                                            Director                   June 10, 2002
--------------------------------------------
Donnie H. Russell


     /s/ *                                           Director                   June 10, 2002
--------------------------------------------
Thomas G. Sellmer


     /s/ *                                           Director, Chairman of      June 10, 2002
--------------------------------------------         the Board
Enrico A. Stanziale


     /s/ *                                           Director                   June 10, 2002
--------------------------------------------
James H. Webb



/s/ Ira P. Shepherd, III                                                        June 10, 2002
------------------------------------
Ira P. Shepherd, III
* as Attorney-in-fact
